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                                                                 EXHIBIT 23.1

                           CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated May 6, 1998 on the balance sheet of LTC Healthcare, Inc. as of March 25, 1998 and of our report dated May 6, 1998 on the combined financial statements of LTC Healthcare Asset Group as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, each included in the Registration Statement, as amended (Form 10) of LTC Healthcare, Inc. dated August 21, 1998.

                                        /s/ ERNST & YOUNG LLP

Los Angeles, California
August 21, 1998